UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2008
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
3721 Valley Centre Drive, Suite 400, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Santarus, Inc. (“Santarus”) issued a press release on November 5, 2008 announcing that Chief Judge Gregory M. Sleet of the U.S. District Court for the District of Delaware has ruled in favor of Santarus and the University of Missouri following the Markman hearing held November 5, 2008. “Markman” hearings, also known as claim construction hearings, are held to resolve any disputes concerning the meaning of asserted patent claims prior to trial. Par Pharmaceutical, Inc. (“Par”) had disputed the meaning of some but not all of the patent claims asserted by Santarus as part of the lawsuits Santarus filed against Par in the Delaware District Court for infringement of patents listed in the Orange Book for Zegerid® (omeprazole/sodium bicarbonate) Capsules and Powder for Oral Suspension. The University of Missouri, licensor of the patents, is joined in the litigation as co-plaintiff.
During the hearing, held in Wilmington, Delaware, both sides presented arguments. Shortly following the hearing, Chief Judge Sleet issued an order consistent with the positions asserted by plaintiffs Santarus and the University of Missouri.
Santarus and the University of Missouri are asserting infringement by Par of five issued patents covering Zegerid Capsules and Powder for Oral Suspension because of Par’s intent to market generic versions of Santarus’ Zegerid products prior to the July 2016 expiration of the asserted patents. Trial is currently scheduled for July 2009.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Forward-Looking Statements
Santarus cautions you that statements included in this current report that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Santarus’ business, including, without limitation: the outcome and duration of the litigation with Par; the strength of Santarus’ patent position and its ability to maintain the scope and validity of patent protection for its Zegerid products; the impact of Santarus’ litigation with Par or any change in the patent protection for its Zegerid products on Santarus’ business prospects and other business and licensing arrangements, including Santarus’ OTC license agreement with Schering-Plough HealthCare Products, Inc. and distribution agreement with GlaxoSmithKline plc; other difficulties or delays relating to the development, testing, manufacturing and marketing of, and maintaining regulatory approvals for, Santarus’ products; and other risks detailed in Santarus’ prior press releases as well as in public periodic filings with the Securities and Exchange Commission.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     99.1   Press Release, dated November 5, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: November 5, 2008	By:	/s/ Gerald T. Proehl
		Name:	Gerald T. Proehl
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release, dated November 5, 2008